EXHIBIT 21

Subsidiaries of HSBC Finance Corporation

US — State
Names of Subsidiaries	Organized

AHLIC Investment Holdings Corporation	Delaware
B.I.G. Insurance Agency, Inc.	Ohio
Bencharge Credit Service Holding Company	Delaware
Beneficial Commercial Corporation	Delaware
Beneficial Commercial Holding Corporation	Delaware
Beneficial Company LLC	Delaware
Beneficial Connecticut Inc.	Delaware
Beneficial Consumer Discount Company	Pennsylvania
dba BMC of PA
Beneficial Credit Services Inc.	Delaware
Beneficial Credit Services of Connecticut Inc.	Delaware
Beneficial Credit Services of Mississippi Inc.	Delaware
Beneficial Credit Services of South Carolina Inc.	Delaware
Beneficial Direct, Inc.	New Jersey
Beneficial Finance Co.	Delaware
Beneficial Financial I Inc.	California
dba Beneficial Member HSBC Group
Beneficial Florida Inc.	Delaware
Beneficial Franchise Company Inc.	Delaware
Beneficial Homeowner Service Corporation	Delaware
Beneficial Investment Co.	Delaware
Beneficial Kentucky Inc.	Delaware
Beneficial Leasing Group, Inc.	Delaware
Beneficial Loan & Thrift Co.	Minnesota
Beneficial Louisiana Inc.	Delaware
Beneficial Maine Inc.	Delaware
dba Beneficial Credit Services of Maine
Beneficial Management Corporation of America	Delaware
Beneficial Management Headquarters, Inc.	New Jersey
Beneficial Massachusetts Inc.	Delaware
Beneficial Michigan Inc.	Delaware
Beneficial Mortgage Corporation	Delaware
Beneficial New Hampshire Inc.	Delaware
Beneficial New York Inc.	New York
Beneficial Oregon Inc.	Delaware
Beneficial Real Estate Joint Ventures, Inc.	Delaware
Beneficial Rhode Island Inc.	Delaware
Beneficial South Dakota Inc.	Delaware
Beneficial Tennessee Inc.	Tennessee
Beneficial West Virginia, Inc.	West Virginia
Beneficial Wyoming Inc.	Wyoming
BFC Insurance Agency of Nevada	Nevada

US — State
Names of Subsidiaries	Organized

BMC Holding Company	Delaware
Cal-Pacific Services, Inc.	California
Capital Financial Services Inc.	Nevada
dba Capital Financial Services I Inc.
dba Capital Financial Services No. 1 Inc.
dba CFSI, Inc.
dba HB Financial Services
Chattanooga Valley Associates	Tennessee
Chattanooga Valley Corporation	Connecticut
Decision One Mortgage Company, LLC	North Carolina
Eighth HFC Leasing Corporation	Delaware
Fifth HFC Leasing Corporation	Delaware
First Central National Life Insurance Company of New York	New York
Fourteenth HFC Leasing Corporation	Delaware
Fourth HFC Leasing Corporation	Delaware
Harbour Island Inc.	Florida
HFC Agency of Missouri, Inc.	Missouri
HFC Commercial Realty, Inc.	Delaware
HFC Company LLC	Delaware
HFC Leasing Inc.	Delaware
HFTA Corporation	Delaware
Household Capital Markets LLC	Delaware
Household Commercial Financial Services, Inc.	Delaware
Household Commercial of California, Inc.	California
Household Finance Consumer Discount Company	Pennsylvania
Household Finance Corporation II	Delaware
dba Household Finance Corporation of Virginia
Household Finance Corporation III	Delaware
dba HFC Mortgage of Nebraska
dba Household Mortgage Services
dba HSBC Mortgage
Household Finance Corporation of Alabama	Alabama
Household Finance Corporation of California	Delaware
Household Finance Corporation of Nevada	Delaware
Household Finance Corporation of West Virginia	West Virginia
Household Finance Industrial Loan Company	Washington
Household Finance Industrial Loan Company of Iowa	Iowa
Household Finance Realty Corporation of Nevada	Delaware
Household Finance Realty Corporation of New York	Delaware
Household Financial Center Inc.	Tennessee
Household Global Funding, Inc.	Delaware
Household Industrial Finance Company	Minnesota
Household Industrial Loan Co. of Kentucky	Kentucky
Household Insurance Agency, Inc. Nevada	Nevada
Household Insurance Group Holding Company	Delaware

US — State
Names of Subsidiaries	Organized

Household Insurance Group, Inc.	Delaware
Household Investment Funding, Inc.	Delaware
Household Ireland Holdings Inc.	Delaware
Household Life Insurance Co. of Arizona	Arizona
Household Life Insurance Company	Michigan
Household Life Insurance Company of Delaware	Delaware
Household Pooling Corporation	Nevada
Household Realty Corporation	Delaware
dba Household Realty Corporation of Virginia
Household Recovery Services Corporation	Delaware
Household Servicing, Inc.	Delaware
Household Tax Masters Acquisition Corporation	Delaware
Housekey Financial Corporation	Illinois
HSBC – GR Corp.	Delaware
HSBC Auto Accounts Inc.	Delaware
HSBC Auto Credit Inc.	Delaware
HSBC Auto Finance Inc.	Delaware
HSBC Auto Receivables Corporation	Nevada
HSBC Bank Nevada, N. A	United States
HSBC Card Services Inc.	Delaware
HSBC Card Services (III) Inc.	Nevada
HSBC Consumer Lending (USA) Inc.	Delaware
HSBC Credit Center, Inc.	Delaware
HSBC Home Equity Loan Corporation I	Delaware
HSBC Home Equity Loan Corporation II	Delaware
HSBC Insurance Company of Delaware	Ohio
HSBC Mortgage Services Inc.	Delaware
HSBC Mortgage Services Warehouse Lending Inc.	Delaware
HSBC Pay Services Inc.	Delaware
HSBC Receivables Acquisition Company I	Delaware
HSBC Receivables Funding Inc. II	Delaware
HSBC Retail Services Inc.	Delaware
HSBC Taxpayer Financial Services Inc.	Delaware
HSBC TFS I 2005 LLC	Delaware
HSBC TFS I LLC	Delaware
HSBC TFS II 2005 LLC	Delaware
HSBC TFS II LLC	Delaware
Hull 752 Corporation	Delaware
Hull 753 Corporation	Delaware
Lapar Associates Limited Partnership	Connecticut
Macray Corporation	California
Mortgage One Corporation	Delaware
Mortgage Two Corporation	Delaware
MTX LLC	Delaware
Neil Corporation	Delaware

US — State
Names of Subsidiaries	Organized

Palatine Hills Leasing, Inc.	Delaware
PHL One, Inc.	Delaware
PHL Three, Inc.	Tennessee
PHL Four, Inc.	New Jersey
Pargen Corporation	California
Rapal Associates Limited Partnership	Connecticut
Real Estate Collateral Management Company	Delaware
Renaissance Bankcard Services of Kentucky	Kentucky
Secured Lending Services, GP	Pennsylvania
Service Management Corporation	Ohio
Silliman Associates Limited Partnership	Massachusetts
Silliman Corporation	Delaware
Sixth HFC Leasing Corporation	Delaware
Southwest Texas General Agency, Inc.	Texas
SPE 1 2005 Manager Inc.	Delaware
SPE 1 Manager Inc.	Delaware
Third HFC Leasing Corporation	Delaware
Thirteenth HFC Leasing Corporation	Delaware
Valley Properties Corporation	Tennessee
Wasco Properties, Inc.	Delaware

Non-US Affiliates

Names of Subsidiaries	Country Organized

BFC Insurance (Life) Limited	Ireland
BFC Insurance Limited	Ireland
BFC Ireland (Holdings) Limited	Ireland
BFC Pension Plan (Ireland) Limited	Ireland
BFC Reinsurance Limited	Ireland
ICOM Limited	Bermuda